Exhibit 99.(17)

Fund Name here

Trust Name Here

PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS SCHEDULED TO BE HELD ON AUGUST 19, 2025

This proxy is solicited on behalf of the Board of Trustees of the above-mentioned Fund. I (we) the undersigned holder(s) of the Fund, having received notice of the meeting and the proxy statement, and revoking all prior proxies, hereby appoint John P. Calamos Sr. and Erik D. Ojala, and each of them, my (our) attorneys (with full power of substitution in them and each of them) for and in my (our) name(s) to attend the Special Meeting of Shareholders (the “Special Meeting”) of the Fund scheduled to be held on August 19, 2025, at [ ] Central Time at the offices of Calamos Advisors LLC. 2020 Calamos Court, Naperville, Illinois 60563 and any adjournment or postponement thereof, and to vote and act upon the following matters (as more fully described in the accompanying proxy statement) in respect of all shares of the Fund which I (we) would possess if personally present.

DO YOU HAVE QUESTIONS? If you have any questions about the Special Meeting, the agenda or how to vote your proxy, please call toll-free (800) 758-5880. Representatives are available to assist you Monday through Friday 9:00 a.m. – 10:00 p.m. Eastern Time.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders Scheduled to Be Held on August 19, 2025. The proxy material for this Meeting is available at: https://vote.proxyonline.com/Calamos/docs

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

FUND NAME HERE

This proxy is solicited on behalf of the Fund’s Board of Trustees. If you specify a vote for the Proposals, your proxy will be voted as you indicate. If you simply sign and date the proxy card, but don’t specify a vote for the Proposals, your shares will be voted “FOR” the Proposals. The proxy will be voted in accordance with the proxy holders’ discretion as to any other business that may properly come before the Special Meeting of Shareholders or before any adjournment or postponement thereof.

THE FUND’S BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE “FOR” THE PROPOSALS LISTED BELOW.

TO VOTE, MARK CIRCLES BELOW IN BLUE OR BLACK INK AS FOLLOWS. Example: ●

1.	ELECTION OF TRUSTEES:		FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT
	1. Hugh P. Armstrong	4. Karen L. Stuckey	○	○	○
	2. John S. Koudounis	5. Christopher M. Toub
	3. Jeffrey S. Phlegar	6. Lloyd A. Wennlund

INSTRUCTIONS: To withhold authority to vote for any nominee, mark the “For All Except” box and write that nominee’s name in the space provided to the right.

	PROXY PROPOSALS		FOR	AGAINST	ABSTAIN
1.	To amend the Agreement and Declaration of Trust to remove the ability of shareholders to remove trustees of the Trust.		○	○	○

2.	To amend the Agreement and Declaration of Trust to modernize provisions relating to shareholder meetings, remove the ability of shareholders to call shareholder meetings and remove the ability of shareholders to request certain information.		○	○	○

3.	To amend Agreement and Declaration of Trust to permit reorganizations and termination of the Trust and series of the Trust without shareholder approval unless required by appreciable law.		○	○	○

4.	To amend the Agreement and Declaration of Trust to permit amendments to the Agreement and Declaration of Trust without shareholder approval.		○	○	○

5.	To amend the Agreement and Declaration of Trust to add requirements governing direct and derivative shareholder claims.		○	○	○

6.	To approve the elimination of a fundamental investment restriction limiting a fund’s investment in illiquid securities to no more than 10% of net assets. MERGER PROPOSAL		○	○	○
1.	To approve an Agreement and Plan of Reorganization which provides for (i) the transfer of all the assets of Calamos Dividend Growth Fund (“Dividend Growth”) to Calamos Growth and Income Fund (“Growth and Income”) in exchange solely for shares of beneficial interest of Growth and Income and the assumption by Growth and Income of all the liabilities of Dividend Growth; and (ii) the distribution by Dividend Growth of all the shares of each class of Growth and Income received by Dividend Growth to the holders of shares of the corresponding class of Dividend Growth in complete liquidation and termination of Dividend Growth. (Proposal		○	○	○

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]

details found in Combined Prospectus/Proxy Statement titled "Calamos Dividend Growth Fund")

THANK YOU FOR VOTING

[PROXY ID NUMBER HERE]	[BAR CODE HERE]	[CUSIP HERE]